UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
February 4, 2009
Date of Report (Date of earliest event reported)
EPICEPT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road
Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)
(914) 606-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.
Item 8.01 Other Events.
On February 4, 2009, the registrant, EpiCept Corporation (the “Company”), announced a proposed public offering of $25.0 million principal aggregate amount of convertible senior subordinated notes due February 2014 and five year warrants to purchase shares of common stock. The notes will be convertible into shares of common stock at the option of the holders or upon specified events. Upon any conversion or redemption of the notes, the holders will receive a make-whole payment in an amount equal to the interest payable through the scheduled maturity of the converted or redeemed notes, less any interest paid before such conversion or redemption.
Upon completion of the proposed offering, the Company would receive net proceeds of approximately $15.5 million from the notes (before payment of fees and expenses), after depositing approximately $9.5 million in escrow for twenty-four months for the purposes of paying the interest on the notes and the make-whole payments upon conversion or redemption. The Company intends to use the net proceeds to repay its outstanding debt, including its senior secured loan with Hercules Technology Growth Capital, Inc. and certain fees required thereunder, the remaining $0.4 million of the Company’s subordinated convertible notes due April 10, 2009 and the Company’s €1.5 million ($2.0 million) loan held by Technologie-Beteiligungs Gesellschaft mbH der Deutschen Ausgleichsbank. The remaining proceeds will be used to meet the Company’s working capital needs and for general corporate purposes. The closing of the offering is subject to customary closing conditions and is expected to occur on or about February 9, 2009.
The foregoing is a summary of the terms of each of the Form of Indenture, Securities Purchase Agreement and Form of Warrant and such summary is qualified in its entirety by reference to the full text of each of those documents, copies of which are filed as exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and each are incorporated herein by reference.
The securities will be offered under the Company’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333-153895). On October 7, 2008, the Company filed a base prospectus, and the Company intends to file a prospectus supplement relating to the offering with the Securities and Exchange Commission within the period required by law.
Item 9.01 Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Indenture

10.1	Securities Purchase Agreement

10.2	Form of Warrant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION
/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: February 4, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Form of Indenture

10.1	Securities Purchase Agreement

10.2	Form of Warrant

5